UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)		75261 (Zip Code)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Item 6. Resignation of Registrant’s Directors.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Letter of Resignation of Tamir (Tom) Hacker

Item 6. Resignation of Registrant’s Directors.

     Prior to May 24, 2004, Tamir (Tom) Hacker was advised that the Governance and Nominating Committee of the Board of Directors (the “Board”) of Kitty Hawk, Inc. (the “Company”) was not planning to recommend to the Board that Mr. Hacker be renominated to continue to serve as a director of the Company, notwithstanding any of Mr. Hacker's expressed opinions or voting record.

     On May 24, 2004, Mr. Hacker resigned from the Board and each of the committees of the Board on which he served. A copy of Mr. Hacker’s letter of resignation is attached hereto as Exhibit 17. In Mr. Hacker’s resignation letter, he expressed his disagreement with (i) the Company’s adoption of a stockholder rights plan (the “Rights Plan”) in January 2004 and (ii) the Board’s approval of, and submission and recommendation of proposals (the “Proposals”) to the Company’s stockholders to approve, amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to:

•	permit Company stockholders to act only at annual or special meetings and not by written consent;

•	increase the vote required to amend certain provisions of the Charter; and

•	apply the provisions of Section 203 of the Delaware General Corporation Law to the Company.

     Contrary to Mr. Hacker’s view, the Company strongly believes that the adoption of the Rights Plan and each of the Proposals are in the best interests of the Company and its stockholders. In addition, the Company believes that the Proposals are common corporate governance provisions for public companies incorporated in Delaware. When the Company emerged from bankruptcy in September 2002, the Charter did not contain any significant measures designed to prevent an unsolicited, hostile takeover of the Company. As a result, the Board was concerned about its duties to the Company’s stockholders, including, but not limited to, its ability to prevent an unsolicited, hostile takeover that would deprive the Company’s stockholders from receiving the maximum value for their securities.

     The Company believes that the Rights Plan and the Proposals assist the Board in protecting and maximizing stockholder value by helping to defend against coercive tactics that often accompany unsolicited takeover attempts. These tactics may deprive the Board and the Company’s stockholders of a full and fair opportunity to carefully evaluate a takeover offer and may prevent the Company’s stockholders from receiving full and fair compensation for their securities. The Rights Plan and the Proposals are not designed to prevent all acquisitions of the Company. The Board also believes that the Proposals will protect minority stockholders of the Company from coercive tactics of holders of less than two-thirds of the Company’s equity securities.

     The Rights Plan and the Proposals were approved by each of the members of the Board, other than Mr. Hacker.

     The proxy statement to be delivered by the Company to its stockholders in connection with the Company’s 2004 Annual Meeting of Stockholders (the “Annual Meeting”) will include disclosure regarding Mr. Hacker’s resignation and his reasons therefor. A more complete description of the Proposals will also be set forth in the proxy solicitation statement delivered to stockholders in connection with the Annual Meeting. A more complete description of the Rights Plan and why the Company adopted it is set forth in the Form 8-K, filed by the Company with the Securities and Exchange Commission on January 26, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

17	Letter of resignation of Tamir (Tom) Hacker, dated May 24, 2004.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

Date: May 28, 2004
	By:	/s/ Steven E. Markhoff
		Name:	Steven E. Markhoff
		Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary